EXHIBIT 23.0



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 1999, on the consolidated financial statements of F & M National Corporation and Subsidiaries as of December 31, 1998, and for the period ended December 31, 1998, which appears in the annual report on Form 10-K of F & M National Corporation and Subsidiaries for the year ended December 31, 1998.




Winchester, Virginia
August 11, 1999